UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2006

____________________

NuCO2 Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-27378	65-0180800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 S.E. Market Place, Stuart, Florida		34997
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 221-1754

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2006, NuCO2 Inc. (the “Company”) entered into Amendment No. 2 to its Employment Agreement with Robert R. Galvin (the “Galvin Employment Agreement”) pursuant to which the Company employs Mr. Galvin as its Chief Financial Officer and Executive Vice President. Amendment No. 2 extends the term of the Galvin Employment Agreement through October 31, 2008 and is attached hereto as Exhibit 10.1.

On January 23, 2006, the Company entered into Amendment No. 2 to its Employment Agreement with William Scott Wade (the “Wade Employment Agreement”) pursuant to which the Company employs Mr. Wade as its Chief Operating Officer and Executive Vice President. Amendment No. 2 extends the term of the Wade Employment Agreement through May 31, 2007 and is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	10.1	Amendment No. 2 dated January 23, 2006 to Employment Agreement by and between the Company and Robert R. Galvin.
	10.2	Amendment No. 2 dated January 23, 2006 to Employment Agreement by and between the Company and William Scott Wade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCO2 INC.

Date: January 25, 2006	By:	/s/ Eric M. Wechsler
Eric M. Wechsler,
General Counsel